UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2006

KID CASTLE EDUCATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-39629 (Commission File Number)	59-2549529 (IRS Employer Identification No.)

8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC

(Address of Principal Executive Offices)                                    (Zip Code)

(886) 22218 5996

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(A) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On June 1, 2006, the management team of Kid Castle Education Corporation, (the “Company”) and the Audit Committee of the Board of Directors determined that the financial statements of the Company for the year ended December 31, 2004 and interim periods of fiscal years 2005 and 2004 require restatement. Accordingly, the previously filed consolidated financial statements for the year ended December 31, 2004 included in the Company’s Annual Report on Form 10-K for 2004 and the unaudited interim consolidated financial statements included in the Company’s first and second quarter Quarterly Reports on Form 10-Q for fiscal 2005 and all Quarterly Reports on Form 10-Q for fiscal 2004 should not be relied upon.

The decision that a restatement is required arose as a result of management’s determination that the financial statements for the fiscal year ended December 31, 2004 and interim periods in fiscal 2005 did not correctly present cash flows associated with the effect of unauthorized withdrawals made by the Company’s former Chief Financial Officer.

Pursuant to its Form 8-K filed with the SEC on June 23, 2006, the Company reported that it had determined that during 2004 and 2005, Mr. Chiu appropriated Company funds for personal use by approving withdrawals in his former capacity, directing the funds to be deposited into his personal or nominated account, and recording the withdrawals on the Company’s books as a prepaid stock asset. Typically Mr. Chiu repaid the amounts withdrawn just prior to the end of the quarterly reporting periods in 2004 and 2005, the result being that the withdrawn balances did not appear on the Company’s balance sheets. Mr. Chiu would then withdraw additional funds during the next reporting period.
The Company has been able to establish that during 2004, the highest recorded sum owed to the Company at any point in time by Mr. Chiu was $328,546. During 2005, the highest recorded sum owed to the Company at any point in time was $648,115. (All references to currency in this disclosure have been translated from New Taiwan dollars to U.S. dollars based on an exchange rate of US$1.00 = NT$33.42.)

The circumstances surrounding Mr. Chiu's fund misappropriation and his subsequent resignation as a CFO are more fully described in our June 23, 2006 Form 8-K.

Due to the foregoing, the Company intends to include restated Consolidated Financial Statements in an amended Annual Report on Form 10-K for 2004 and amended quarterly reports on From 10-Q for the first, second and third quarters of 2005, to be filed as soon as practicable. The amended Form 10-K may also include other conforming changes to the interim financial statement footnotes.
The restatement will not affect the consolidated net income on the consolidated financial statements for fiscal year ended December 31, 2004 and interim periods in fiscal 2005. However, additional explanatory notes will be filed in the amended Form 10-K which shall become supplementary notes to the filed statements.

The Audit Committee of the Board of Directors has discussed this matter with the Company’s former independent registered public accounting firm, PricewaterhouseCoopers (“PwC”), who had issued an opinion on the Company’s consolidated financial statements for fiscal years ended December 31, 2004 and December 31, 2003.

We have also informed and discussed the events giving rise to the proposed amendments to 2004 Form 10-K with our former principal accountant Mr. Robert G. Jeffrey. Mr. Jeffrey was our principal accountant during the second and third quarters of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006

By:	/s/ Suang - Yi Pai
Name: Suang-Yi Pai
Title: Chief Financial Officer